EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation of our report dated June 26, 2007, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement on Form S-8 (Registration No. 333-133481) pertaining to the EXCO Resources, Inc. Employees Savings Trust.

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

June 26, 2007